UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2006

Hot Topic, Inc.

(Exact name of registrant as specified in its charter)

California	0-28784	77-0198182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18305 E. San Jose Avenue City of Industry, California	91748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 839-4681

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 25, 2006, we entered into a severance agreement with Patricia Van Cleave relating to her resignation, effective January 27, 2006, from employment as our President, Torrid. On January 27, 2006, we entered into a consulting services agreement with Ms. Van Cleave. Copies of the severance agreement and the consulting services agreement are attached hereto as Exhibits 99.1 and 99.2, respectively, and the terms of such agreements are hereby incorporated by reference into this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement.

Reference is made to Item 1.01 herein. The severance agreement described in such Item terminates and supersedes in all respects the terms of the employment offer letter between us and Ms. Van Cleave dated August 14, 2002. A copy of such offer letter was filed as an exhibit to our Annual Report on Form 10-K for the year ended February 1, 2003, and the terms of such offer letter are hereby incorporated by reference into this Item 1.02.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Reference is made to Item 1.01 herein. Pursuant to the severance agreement described in such Item, Ms. Van Cleave resigned as our President, Torrid, effective as of January 27, 2006.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Severance Agreement dated January 25, 2006 between Hot Topic, Inc. and Patricia Van Cleave.

99.2	Consulting Services Agreement dated January 27, 2006 between Hot Topic, Inc. and Patricia Van Cleave.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOT TOPIC, INC.

By:	/s/ JAMES MCGINTY
James McGinty
Chief Financial Officer

Date: January 27, 2006

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Severance Agreement dated January 25, 2006 between Hot Topic, Inc. and Patricia Van Cleave.

99.2	Consulting Services Agreement dated January 27, 2006 between Hot Topic, Inc. and Patricia Van Cleave.